
<ARTICLE> 7
<LEGEND>
This restated schedule contains summary financial information extracted from the Company's consolidated financial statements as filed in Form 10-K for the year ended December 31, 1996. Certain items have been restated in Form 10-K for the year ended December 31, 1997. This information is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               DEC-31-1996
<DEBT-HELD-FOR-SALE>                        20,327,726
<DEBT-CARRYING-VALUE>                                0
<DEBT-MARKET-VALUE>                                  0
<EQUITIES>                                     136,328
<MORTGAGE>                                      17,802
<REAL-ESTATE>                                        0
<TOTAL-INVEST>                              20,535,012<F1>
<CASH>                                         209,095<F1>
<RECOVER-REINSURE>                                   0
<DEFERRED-ACQUISITION>                       2,582,946
<TOTAL-ASSETS>                              25,020,384
<POLICY-LOSSES>                             19,736,430
<UNEARNED-PREMIUMS>                            288,976
<POLICY-OTHER>                                       0
<POLICY-HOLDER-FUNDS>                          208,799
<NOTES-PAYABLE>                                353,533
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        15,724
<OTHER-SE>                                   2,109,845
<TOTAL-LIABILITY-AND-EQUITY>                25,020,384
<PREMIUMS>                                   5,910,036
<INVESTMENT-INCOME>                          1,021,955
<INVESTMENT-GAINS>                               1,980
<OTHER-INCOME>                                 166,232<F2>
<BENEFITS>                                   4,895,522
<UNDERWRITING-AMORTIZATION>                    162,475
<UNDERWRITING-OTHER>                         1,392,205
<INCOME-PRETAX>                                650,001<F2>
<INCOME-TAX>                                   255,638
<INCOME-CONTINUING>                            394,363<F3>
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   394,363<F3>
<EPS-PRIMARY>                                     2.81<F3><F4>
<EPS-DILUTED>                                     2.73<F3><F4>
<RESERVE-OPEN>                                       0
<PROVISION-CURRENT>                                  0
<PROVISION-PRIOR>                                    0
<PAYMENTS-CURRENT>                                   0
<PAYMENTS-PRIOR>                                     0
<RESERVE-CLOSE>                                      0
<CUMULATIVE-DEFICIENCY>                              0

<F1>Restated to reflect change in method of reporting cash to include cash equivalents.
<F2>Includes $60,264 gain from the sale of a television station on
December 31, 1996.
<F3>Includes $48,211 after tax gain ($.34 basic earnings per share, $.33 diluted earnings per share) from the sale of a television station on December 31, 1996.
<F4>Restated for Statement of Financial Accounting Standard No. 128, Earnings
Per Share.

